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                                                          Exhibit 21



                             PRINCIPAL OPERATING SUBSIDIARIES


FUEL RESOURCES INC.
1330 Post Oak Boulevard
Houston, Texas  77056

R. Gerald Bennett
President and Chief Executive Officer

THE HOUSTON EXPLORATION COMPANY
1331 Lamar
Houston, Texas  77010

James G. Floyd
President and Chief Executive Officer

GAS ENERGY INC.
GAS ENERGY COGENERATION INC.
111 Livingston Street
Brooklyn, New York  11201

David S. Milne, Jr.
President and Chief Executive Officer